PROJECT BUCKEYE
--------------------------------------------------------------------------------
SUMMARY HISTORICAL AND PROJECTED FINANCIAL INFORMATION(a)
($ in Millions, Except Per Share and Per Ton Data)



                                            FYE OCT. 31,                                 PROJECTED FYE OCT. 31,
                                      ------------------------       LTM    EST. FYE    ------------------------
                                                                  JULY 31,  OCT. 31,
                                      1993      1994      1995      1996      1996      1997      1998      1999
                                      ----      ----      ----      ----      ----      ----      ----      ----

Net Sales                           $578.6    $709.4    $631.0    $597.5    $657.5    $674.1    $677.6    $661.5

     % GROWTH                         12.2%     22.6%    (11.1)%    --         4.2%      2.5%      0.5%     (2.4)%

Gross Profit                         $86.6    $134.8     $86.2     $65.1    $108.9    $108.5    $120.4    $116.1

     % MARGIN                         15.0%     19.0%     13.7%     10.9%     16.6%     16.1%     17.8%     17.6%

EBITDA                               $67.5     $99.9     $66.5     $46.3     $87.1     $87.1     $98.1     $93.6

     % MARGIN                         11.7%     14.1%     10.5%      7.8%     13.2%     12.9%     14.5%     14.2%

Operating Income                     $46.5     $80.0     $45.3     $23.7     $64.6     $63.1     $72.9     $67.2

     % MARGIN                          8.0%     11.3%      7.2%      4.0%      9.8%      9.4%     10.8%     10.2%

Net Income                           $14.2     $30.9     $15.5      $3.2     $27.7     $28.2     $34.8     $32.5

EPS                                   $0.44     $0.95     $0.42     $0.09     $0.76     $0.78     $0.95     $0.89

Weighted Avg. Shares                  30.750    32.491    36.575    36.557    36.514    36.404    36.563    36.563


Shipments (000 NT)                     1,302     1,468     1,222     1,264     1,391     1,383     1,400     1,350

Sales per Ton                           $445      $483      $516      $473      $473      $487      $484      $490

EBITDA per Ton                            52        68        54        37        63        63        70        69

Op. Income per Ton                        36        54        37        19        46        46        52        50


------------------
(a)  Projected financial information provided by BUCKEYE management.

PROJECT BUCKEYE
--------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL INFORMATION - INCOME STATEMENT
($ IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                  FYE OCTOBER 31,
                     ----------------------------------------------------------------------------------------------------
                                  ACTUAL                                                  PROJECTED (a)

                           1993           1994           1995           1996           1997           1998           1999
                     ----------------------------------------------------------------------------------------------------

Net Sales                $578.6         $709.4         $631.0         $657.5         $674.1         $677.6         $661.5

COGS                      492.0          574.6          544.8          548.6          565.6          557.2          545.4
                     ----------------------------------------------------------------------------------------------------

Gross Margin               86.6          134.8           86.2          108.9          108.5          120.4          116.1

D&A                        21.0           19.9           21.2           22.5           23.9           25.2           26.4

SG&A                       19.1           34.9           19.7           21.8           21.5           22.3           22.5
                     ----------------------------------------------------------------------------------------------------

EBIT                       46.5           80.0           45.3           64.6           63.1           72.9           67.2

Interest Expense          (23.2)         (28.7)         (25.8)         (25.0)         (24.0)         (22.9)         (22.9)
Interest Income             0.0            1.4            5.4            6.3            7.9            8.1            9.8
Other Income, net           0.3            0.1            0.8            0.4            0.0            0.0            0.0
                     ----------------------------------------------------------------------------------------------------

Pretax Income              23.6           52.8           25.8           46.2           47.1           58.0           54.1

Taxes                      (9.5)         (21.9)         (10.3)         (18.5)         (18.8)         (23.2)         (21.7)
                     ----------------------------------------------------------------------------------------------------

Net Income                $14.2          $30.9          $15.5          $27.7          $28.2          $34.8          $32.5
                     ----------------------------------------------------------------------------------------------------
                     ----------------------------------------------------------------------------------------------------

EPS                       $0.44          $0.94          $0.42          $0.76          $0.78          $0.95          $0.89


Shares Outstanding       30.750         32.491         36.575         36.514         36.404         36.563         36.563

EBITDA                    $67.5          $99.9          $66.5          $87.1          $87.1          $98.1          $93.6

Shipments (000 NT)        1,302          1,468          1,222          1,391          1,383          1,400          1,350

Sales per Ton              $444           $483           $516           $473           $487           $484           $490
EBITDA per Ton               52             68             54             63             63             70             69
Op. Income per Ton           36             54             37             46             46             52             50


--------------------------------------------------------------------------
(a) Projected financial information provided by BUCKEYE management